UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

iHeartMedia, Inc.

(Name of Registrant As Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IHEARTMEDIA, INC.

200 East Basse Road, Suite 100

San Antonio, Texas 78209

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of iHeartMedia, Inc.:

We are delivering this Notice and the accompanying Information Statement to inform our stockholders that on December 12, 2016, the holders of a majority of the votes entitled to be cast by all outstanding common stock of iHeartMedia, Inc. (the “Company,” “our” or “we”) adopted resolutions by written consent, in lieu of a meeting of stockholders, to amend and restate our Third Amended and Restated Certificate of Incorporation (the “Existing Charter”) as set forth in the Fourth Amended and Restated Certificate of Incorporation attached hereto as Annex A (the “New Charter”).

The New Charter was approved by stockholder written consent pursuant to Section 228 of the Delaware General Corporation Law, Section 12.02 of the Existing Charter and Section 2.10 of the Company’s Amended and Restated By-Laws (the “By-Laws”), which permit any action that may be taken at a meeting of stockholders to be taken by written consent by the holders of outstanding stock of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All necessary corporate approvals in connection with the adoption of the New Charter have been obtained.

The Information Statement is being furnished to the holders of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”), Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), and Class C Common Stock, par value $0.001 per share (the “Class C Common Stock”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules thereunder and Section 2.10 of the By-Laws solely for the purpose of informing our stockholders of this corporate action before it takes effect. In accordance with Rule 14c-2 under the Exchange Act, we plan to file the New Charter twenty (20) calendar days following the mailing of this Notice and the accompanying Information Statement, or as soon thereafter as is reasonably practicable.

The New Charter was approved and recommended by our Board of Directors prior to the stockholder action by written consent described in this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

You have the right to receive this Notice and the accompanying Information Statement if you were a stockholder of record of our Company at the close of business on December 12, 2016.

By Order of the Board of Directors

Robert H. Walls, Jr.

Executive Vice President, General Counsel and Secretary

December [●], 2016

IHEARTMEDIA, INC.

200 East Basse Road, Suite 100

San Antonio, Texas 78209

INFORMATION STATEMENT

General

In this Information Statement, unless the context otherwise requires, “iHeartMedia,” the “Company,” “we,” “us” and “our” and similar expressions refer to iHeartMedia, Inc., a Delaware corporation.

This Information Statement is being sent to inform our stockholders that we have obtained a written consent (the “Consent”) from the holder of a majority of the votes entitled to be cast by all outstanding common stock of the Company to amend and restate our Third Amended and Restated Certificate of Incorporation (the “Existing Charter”) as set forth in the Fourth Amended and Restated Certificate of Incorporation attached hereto as Annex A (the “New Charter”).

This Information Statement is being mailed on or about December [●], 2016 to the Company’s stockholders of record as of December 12, 2016 (the “Record Date”) that did not execute the Consent. This Information Statement constitutes notice to our stockholders of corporate actions taken by our stockholders without a meeting as required by Section 228 the Delaware General Corporation Law (the “DGCL”) and pursuant to Section 2.10 of the By-Laws.

We will pay the costs of preparing and sending out the enclosed Notice and this Information Statement. We will require brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Class A Common Stock held by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.

The date of this Information Statement is December [●], 2016.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Action by Written Consent

As of the Record Date, the holder of a majority of the votes entitled to be cast by all outstanding common stock of the Company (the “Consenting Stockholder”) who executed the Consent approving the New Charter, as described herein, beneficially owned 555,556 shares of our outstanding Class B Common Stock, which shares were entitled to cast an aggregate 59,522,270 votes. As of the Record Date and the date of this Information Statement, there were 31,122,198 shares of our Class A Common Stock, 555,556 shares of our Class B Common Stock and 58,967,502 shares of our Class C Common Stock outstanding. No payment was made to any person or entity in consideration of execution of the Consent.

Voting and Vote Required

The Company is not seeking consents, authorizations or proxies from you. Section 12.02 of the Existing Charter and Section 2.10 of the By-Laws provide that any action that may be taken at a meeting of stockholders may be taken by written consent by the holders of outstanding stock of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Approval of at least a majority of outstanding stock entitled to vote thereon was required to approve the New Charter.

As of the Record Date, the Company had 31,010,907 shares of Class A Common Stock outstanding and entitled to vote, which excludes 111,291 shares held by CC Finco, LLC, a subsidiary of the Company. As of the Record Date, the Company had 555,556 shares of Class B Common Stock outstanding and entitled to vote. Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to a number of votes equal to the number obtained by dividing (x) the sum of the total number of shares of Class B Common Stock outstanding and the total number of Class C Common Stock outstanding by (y) the total number of shares of Class B Common Stock outstanding, or 107.14 votes based on the number of shares outstanding on the Record Date. The Class C Common Stock is not entitled to vote. On the Record Date, the Consenting Stockholder beneficially owned 555,556 shares of Class B Common Stock, representing 59,522,270 votes, which represents 65.7% of the votes entitled to be cast by all outstanding common stock of the Company. Accordingly, the Consent executed by the Consenting Stockholder pursuant to Section 12.02 of the Existing Charter and Section 2.10 of the By-Laws is sufficient to approve the New Charter and no further stockholder action is required to approve this matter.

Notice Pursuant to Section 228

Pursuant to Section 228 of the DGCL and Section 2.10 of the By-Laws, the Company is required to provide prompt notice of the taking of a corporate action by written consent of stockholders to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL and Section 2.10 of the By-Laws.

Dissenters’ Rights of Appraisal

The DGCL does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters discussed in this Information Statement.

APPROVAL OF THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Description of Amendments to the Existing Charter Contained in the New Charter

On December 8, 2016, the Company’s Board of Directors (the “Board of Directors”) adopted resolutions authorizing an amendment to the Existing Charter to authorize a new class of common stock and a new class of “blank check” Preferred Stock. On December 12, 2016, the New Charter was approved by the written consent of the Company’s stockholders holding a majority of the votes entitled to be cast by all outstanding common stock of the Company as of December 12, 2016, and it will become effective upon its filing with the Secretary of State of the State of Delaware, which we expect to occur on the twentieth (20th) calendar day following the mailing of this Information Statement.

In addition to immaterial, conforming and technical changes, the New Charter will have the effects described below.

1.	Authorization of Class D Common Stock

The New Charter authorizes the issuance of 200,000,000 shares of Class D Common Stock, par value $0.001 per share (the “Class D Common Stock”), and sets forth the rights, preferences and privileges of the Class D Common Stock. The following is a summary of the rights, privileges and preferences of the Class D Common Stock:

Voting Rights. The holders of Class D Common Stock shall not be entitled to any votes upon any questions presented to stockholders of the Company.

Dividends. The holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall be entitled to receive ratably such dividends, other than a dividend of any securities of the Corporation or of any other corporation, limited liability company, partnership, joint venture, trust or other legal entity, as may from time to time be declared by the Board of Directors out of funds legally available therefor. The board of directors may, at its discretion, declare a dividend of any securities of Holdings or of any other corporation, limited liability company, partnership, joint venture, trust or other legal entity (a “Share Distribution”) to the holders of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock (i) on the basis of a ratable distribution of identical securities to holders of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock or (ii) on the basis of a distribution of one class or series of securities to holders of shares of Class A Common Stock and one or more different classes or series of securities to holders of Class B Common Stock, Class C Common Stock and Class D Common Stock, as applicable, provided that the securities so distributed (and, if the distribution consists of convertible or exchangeable securities, the securities into which such convertible or exchangeable securities are convertible or for which they are exchangeable) do not differ in any respect other than (a) differences in conversion rights consistent in all material respects with differences in conversion rights between Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock and (b) differences in their voting rights and powers so long as immediately following any Share Distribution, the ratio of the total number of votes exercisable in the aggregate by the holders of the Class B Common Stock and the Class C Common Stock (whether attributable to the shares of Class B Common Stock or Class C Common Stock or the securities so distributed (and, if the distribution consists of convertible or exchangeable securities, the securities into which such convertible or exchangeable securities are convertible or for which they are exchangeable)) to the total number of votes exercisable by the holders of the Class A Common Stock (whether attributable to the shares of Class A Common Stock or the securities so distributed (and, if the distribution consists of convertible or exchangeable securities, the securities into which such convertible or exchangeable securities are convertible or for which they are exchangeable)), does not exceed the ratio existing immediately prior to such Share Distribution; provided, that the Board of Directors may, at its election, exclude holders of Class D Common Stock from a Share Distribution of securities of another entity (and not make any adjustments to outstanding warrants or options to acquire Class D Common Stock as a result of such Share Distribution) if the

Board of Directors determines that securities of such other entity that would be distributed to holders of Class D Common Stock or holders of warrants or options to acquire Class D Common Stock in such Share Distribution were previously issued in connection with the initial issuance of Class D Common Stock or the initial issuance of warrants or options to acquire Class D Common Stock.

Liquidation. In the event the Company is liquidated, dissolved or wound up, whether voluntarily or involuntarily, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining net assets of the Company shall be divided ratably among the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock.

Split, Subdivision or Combination. If the Company shall in any manner split, subdivide or combine the outstanding shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, whether by reclassification, Share Distribution or otherwise, the outstanding shares of the other classes of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Stock have been split, subdivided or combined, whether by reclassification, Share Distribution or otherwise.

Conversion. Shares of Class D Common Stock are not convertible into any other class or series of stock.

2.	Authorization of “Blank Check” Preferred Stock

The New Charter authorizes the issuance of 150,000,000 shares of “blank check” Preferred Stock, par value $0.001 per share, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of Preferred Stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

The foregoing summary of the changes in the New Charter does not purport to be complete and is qualified in its entirety by reference of the text of the New Charter, a copy of which is attached to this Information Statement as Annex A. The changes in the New Charter will become effective upon the filing of the New Charter with the Secretary of State of the State of Delaware, which is expected to occur twenty (20) calendar days following the mailing of this Information Statement, or as soon thereafter as is reasonably practicable.

Reasons for and Effects of the Amendments Contained in the New Charter

1.	Authorization of Class D Common Stock

The New Charter will increase the authorized shares of Common Stock to 850,000,000, of which 400,000,000 shares will remain designated as Class A Common Stock, 150,000,000 shares will remain designated as Class B Common Stock, 100,000,000 shares will remain designated as Class C Common Stock and an additional class of Common Stock will be designated, namely 200,000,000 shares of Class D Common Stock, which will be non-voting common stock. The shares of Class D Common Stock authorized by the New Charter may be issued without further approval from the Company’s stockholders.

The shares of Class D Common Stock will be available for issuance from time to time as determined by the Board of Directors for any proper corporate purpose. Such purposes may include, without limitation, issuance in future capital raising transactions or in future exchange offers with holders of debt securities of one or more subsidiaries of the Company, including iHeartCommunications, Inc., that the Company may undertake. The Company may also issue the Class D Common Stock for any other proper corporate purpose.

Any subsequent potential issuance of Class D Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock but will not alter the current stockholders’ relative voting rights. While the Company believes that having the authorization to issue shares of Class D

Common Stock will improve the Company’s financial flexibility with respect to its capital structure by having additional shares with no voting rights that it may offer for cash or in exchange for other securities, the Company has no obligation to issue shares of Class D Common Stock and there are currently no agreements or understandings with third parties that would require the issuance of the Class D Common Stock in the future.

2.	Authorization of “Blank Check” Preferred Stock

The New Charter will authorize the Company to issue Preferred Stock from time to time for any proper corporate purpose. Any new shares of Preferred Stock that will be authorized by the New Charter may be issued in one or more classes or series, having such designations, rights, preferences and privileges as the Board of Directors may determine. The Preferred Stock authorized by the New Charter may be issued without further approval from the Company’s stockholders.

Although authorization of the Preferred Stock is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any instruments or the New Charter or the By-Laws in effect on the date of this Information Statement, the availability of authorized and unissued shares Preferred Stock could make any attempt to gain control of the Company or the Board of Directors more difficult or time consuming. Although the Board of Directors currently has no intention of doing so, shares of Preferred Stock could be issued by the Board of Directors to dilute the percentage of voting rights owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board of Directors. Further, while the Company has no present plans to issue any shares of Preferred Stock, nor has the Company entered into any agreements or understandings with third parties that would require the issuance of Preferred Stock, the Company believes that having available shares of Preferred Stock for issuance in the future in connection with any proper business purpose is in the best interests of the Company and its stockholders.

DESCRIPTION OF CAPITAL STOCK

Capitalization

Upon effectiveness of the New Charter, the total number of shares of capital stock that the Company will have authority to issue will be 1,000,000,000 shares of Common Stock, par value $0.001 per share, of which (i) 400,000,000 shares will be designated Class A Common Stock, (ii) 150,000,000 shares will be designated Class B Common Stock, (iii) 100,000,000 shares will be designated Class C Common Stock, (iv) 200,000,000 will be designated Class D Common Stock and (v) 150,000,000 shares will be designated shares of Preferred Stock. Except as provided below or as otherwise required by the DGCL, all shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock will have the same powers, privileges, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, and will be identical to each other in all respects.

Common Stock

Voting Rights and Powers

Except as otherwise provided below or as otherwise required by law, and subject to any voting rights that may be granted to holders of Preferred Stock pursuant to the provisions of a certificate of designations, with respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of Class A Common Stock and Class B Common Stock will vote together with the holders of any other outstanding shares of capital stock of the Company entitled to vote, without regard to class. Every holder of outstanding shares of Class A Common Stock will be entitled to cast thereon one vote in person or by proxy for each share of Class A Common Stock standing in his name. Every holder of outstanding shares of Class B Common Stock will be entitled to cast thereon, in person or by proxy, for each share of Class B Common Stock, a number of votes equal to the number obtained by dividing (a) the sum of total number of shares of Class B Common Stock outstanding as of the record date for such vote and the number of Class C Common Stock outstanding as of the record date for such vote by (b) the number of shares of Class B Common Stock outstanding as of the record date for such vote. The affirmative vote of the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock, on a combined basis, as of any time is referred to as the “majority Common Stock approval.” Except as otherwise required by law, the holders of outstanding shares of Class C Common Stock and Class D Common Stock will not be entitled to any votes upon any questions presented to stockholders of the Company, including, but not limited to, whether to increase or decrease the number of authorized shares of Class C Common Stock or Class D Common Stock.

Election of Directors

For so long as any shares of Class A Common Stock are outstanding, the holders of Class A Common Stock, voting as a separate class, will have the right to elect at least two independent directors. Other than directors who may be elected by the holders of any series of Preferred Stock under specified circumstances, the holders of Class A Common Stock and Class B Common Stock, voting together as a single class (with each share entitled to the number of votes specified in “—Voting Rights and Powers”) will have to power to elect all other directors of the Corporation in accordance with the provisions of the By-Laws and the DGCL.

Dividends

Except as otherwise required by the DGCL and subject to the provisions of any certificate of designations, the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock will be entitled to receive ratably such dividends, other than share distributions (as hereinafter defined), as may from time to time be declared by the board of directors of the Company out of funds legally available therefor. The board of directors may, at its discretion, declare a dividend of any securities of Holdings or of any other corporation, limited liability company, partnership, joint venture, trust or other legal entity (a “Share Distribution”) to the holders of shares of Class A Common Stock, Class B Common Stock, Class C Common

Stock and Class D Common Stock (i) on the basis of a ratable distribution of identical securities to holders of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock or (ii) on the basis of a distribution of one class or series of securities to holders of shares of Class A Common Stock and one or more different classes or series of securities to holders of Class B Common Stock, Class C Common Stock and Class D Common Stock, as applicable, provided that the securities so distributed (and, if the distribution consists of convertible or exchangeable securities, the securities into which such convertible or exchangeable securities are convertible or for which they are exchangeable) do not differ in any respect other than (a) differences in conversion rights consistent in all material respects with differences in conversion rights between Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock and (b) differences in their voting rights and powers so long as immediately following any Share Distribution, the ratio of the total number of votes exercisable in the aggregate by the holders of the Class B Common Stock and the Class C Common Stock (whether attributable to the shares of Class B Common Stock or Class C Common Stock or the securities so distributed (and, if the distribution consists of convertible or exchangeable securities, the securities into which such convertible or exchangeable securities are convertible or for which they are exchangeable)) to the total number of votes exercisable by the holders of the Class A Common Stock (whether attributable to the shares of Class A Common Stock or the securities so distributed (and, if the distribution consists of convertible or exchangeable securities, the securities into which such convertible or exchangeable securities are convertible or for which they are exchangeable)), does not exceed the ratio existing immediately prior to such Share Distribution; provided, that the Board of Directors may, at its election, exclude holders of Class D Common Stock from a Share Distribution of securities of another entity (and not make any adjustments to outstanding warrants or options to acquire Class D Common Stock as a result of such Share Distribution) if the Board of Directors determines that securities of such other entity that would be distributed to holders of Class D Common Stock or holders of warrants or options to acquire Class D Common Stock in such Share Distribution were previously issued in connection with the initial issuance of Class D Common Stock or the initial issuance of warrants or options to acquire Class D Common Stock.

Distribution of Assets Upon Liquidation

In the event the Company will be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after payment in full of the amounts required to be paid to the holders of Preferred Stock pursuant to a certificate of designations, the remaining net assets of the Company remaining thereafter will be divided ratably among the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock.

Split, Subdivision or Combination

If the Company will in any manner split, subdivide or combine the outstanding shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, whether by reclassification, share distribution or otherwise, the outstanding shares of the other classes of Common Stock will be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Stock have been split, subdivided or combined, whether by reclassification, share distribution or otherwise.

Conversion

Subject to the limitations set forth below, each record holder of shares of Class B Common Stock or Class C Common Stock may convert any or all of such shares into an equal number of shares of Class A Common Stock by delivering written notice to the Company’s transfer agent stating that such record holder desires to convert such shares into the same number of shares of Class A Common Stock and requesting that the Company issue all of such Class A Common Stock to the persons named therein, setting forth the number of shares of Class A Common Stock to be issued to each such person (and, in the case of a request for registration in a name other than that of such record holder, providing proper evidence of succession, assignation or authority to transfer), accompanied by payment of documentary, stamp or similar issue or transfer taxes, if any. Shares of Class D Common Stock are not convertible into any other class or series of stock.

Certain Voting Rights

In addition to any other approval required by law or by the New Charter, any consolidation of the Company with another corporation or entity, any merger of the Company into another corporation or entity or any merger of any other corporation or entity into the Company pursuant to which shares of Common Stock are converted into or exchanged for any securities or any other consideration will require majority Common Stock approval.

Change in Number of Shares Authorized

Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Company entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL.

Restrictions on Stock Ownership or Transfer

The Company may restrict the ownership, or proposed ownership, of shares of capital stock of the Company by any Person if such ownership or proposed ownership (a) is or could be inconsistent with, or in violation of, any provision of the Federal Communications Laws (as hereinafter defined), (b) limits or impairs or could limit or impair any business activities or proposed business activities of the Company under the Federal Communications Laws or (c) subjects or could subject the Company to any regulation under the Federal Communications Laws to which the Company would not be subject but for such ownership or proposed ownership (clauses (a), (b) and (c) collectively, “FCC Regulatory Limitations”). The term “Federal Communications Laws” will mean any law of the United States now or hereafter in effect (and any regulation thereunder), including, without limitation, the Communications Act of 1934, as amended, and regulations thereunder, pertaining to the ownership and/or operation or regulating the business activities of (x) any television or radio station, cable television system or other medium of mass communications or (y) any provider of programming content to any such medium.

Requests for Information

If the Company believes that the ownership or proposed ownership of shares of capital stock of the Company by any stockholder may result in an FCC Regulatory Limitation, such stockholder will furnish promptly to the Company such information (including, without limitation, information with respect to citizenship, other ownership interests and affiliations) as the Company will request.

Denial of Rights, Refusal to Transfer

If (a) any stockholder from whom information is requested pursuant to the above provisions should not provide all the information requested by the Company, or (b) the Company will conclude that a stockholder’s ownership or proposed ownership of, or that a stockholder’s exercise of any rights of ownership with respect to, shares of capital stock of the Company results or could result in an FCC Regulatory Limitation, then, in the case of either clause (a) or clause (b), the Company may (i) refuse to permit the transfer of shares of capital stock of the Company to such proposed stockholder, (ii) suspend those rights of stock ownership the exercise of which causes or could cause such FCC Regulatory Limitation, (iii) require the conversion of any or all shares of Class A Common Stock or Class B Common Stock held by such stockholder into an equal number of shares of Class C Common Stock, (iv) refuse to permit the conversion of shares of Class B Common Stock or Class C Common Stock into Class A Common Stock, (v) redeem such shares of capital stock of the Company held by such stockholder in accordance with the provisions set forth below, and/or (vi) exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such stockholder or proposed transferee, with a view towards obtaining such information or preventing or curing any situation which causes or could cause an FCC Regulatory Limitation. Any such refusal of transfer, suspension of rights or refusal to convert pursuant to clauses (i), (ii) and (iv), respectively, of the immediately preceding sentence will remain in effect until the requested information has been received and the Company has determined that such transfer, or the exercise of such suspended rights, as the case may be, will not result in an FCC Regulatory Limitation. The terms and conditions of redemption pursuant to foregoing provisions will be as follows:

(i) the redemption price of any shares to be redeemed will be equal to the Fair Market Value (as hereinafter defined) of such shares;

(ii) the redemption price of such shares may be paid in cash, Redemption Securities (as hereinafter defined) or any combination thereof;

(iii) if less than all such shares are to be redeemed, the shares to be redeemed will be selected in such manner as will be determined by the board of directors of the Company, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the board of directors;

(iv) at least 15 days’ written notice of the Redemption Date (as hereinafter defined) will be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder); provided that the Redemption Date may be the date on which written notice will be given to record holders if the cash or Redemption Securities necessary to effect the redemption will have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

(v) from and after the Redemption Date, any and all rights of whatever nature in respect of the shares selected for redemption (including, without limitation, any rights to vote or participate in dividends declared on stock of the same class or series as such shares), will cease and terminate and the holders of such shares will thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

(vi) such other terms and conditions as the board of directors will determine.

As used herein, certain capitalized terms will have the definitions set forth below.

“Fair Market Value” will mean, with respect to a share of the Company’s capital stock of any class or series, the volume weighted average sales price for such a share on the New York Stock Exchange or, if such stock is not listed on such exchange, on the principal U.S. registered securities exchange on which such stock is listed, during the 30 most recent days on which shares of stock of such class or series will have been traded preceding the day on which notice of redemption will be given; provided, however, that if shares of stock of such class or series are not listed or traded on any securities exchange, “Fair Market Value” will be determined by the board of directors in good faith; and provided, further, that “Fair Market Value” as to any stockholder who purchased his stock within 120 days of a Redemption Date need not (unless otherwise determined by the board of directors) exceed the purchase price paid by him.

“Redemption Date” will mean the date fixed by the board of directors for the redemption of any shares of stock of the Company.

“Redemption Securities” will mean any debt or equity securities of the Company, any subsidiary of the Company or any other corporation or other entity, or any combination thereof, having such terms and conditions as will be approved by the board of directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the board of directors (which may be a firm which provides other investment banking, brokerage or other services to the Company), has a value, at the time notice of redemption is given, at least equal to the Fair Market Value of the shares to be redeemed (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

Preferred Stock

Upon effectiveness of the New Charter, the Board of Directors will have the authority to issue shares of Preferred Stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of Preferred Stock could have the effect of decreasing the trading price of the Common Stock, restricting dividends on the capital stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the capital stock, or delaying or preventing a change in control of the Company.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and the services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this Information Statement. Upon written or oral request, we will deliver a separate copy of the Information Statement to any stockholder at a shared address to which a single copy of the Information Statement was delivered and who wishes to receive a separate copy of the Information Statement. Stockholders receiving multiple copies of the Information Statement may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at:

iHeartMedia, Inc.

200 East Basse Road, Suite 100

San Antonio, Texas 78209

Attention: Investor Relations

Telephone: (210) 822-2828

STOCK OWNERSHIP

Except as otherwise stated, the table below sets forth information concerning the beneficial ownership of the Company’s common stock as of December 12, 2016 for: (1) each director currently serving on our Board; (2) each of our named executive officers; (3) our directors and executive officers as a group; and (4) each person known to the Company to beneficially own more than 5% of any class of the Company’s outstanding shares of common stock. At the close of business on December 12, 2016, there were 31,122,198 shares of the Company’s Class A common stock, 555,556 shares of the Company’s Class B common stock and 58,967,502 shares of the Company’s Class C common stock outstanding. In addition, information concerning the beneficial ownership of common stock of our indirect subsidiary, Clear Channel Outdoor Holdings, Inc. (“CCOH”), by: (1) each director currently serving on our Board; (2) each of our named executive officers; and (3) our directors and executive officers as a group is set forth in the footnotes to the table below. At the close of business on December 12, 2016, there were 47,315,213 shares of CCOH’s Class A common stock outstanding and 315,000,000 shares of CCOH’s Class B common stock outstanding. Except as otherwise noted, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

All of our outstanding shares of Class B common stock are held by Clear Channel Capital IV, LLC (“CC IV”) and all of our outstanding shares of Class C common stock are held by Clear Channel Capital V, L.P. (“CC V”), each of which ultimately is controlled jointly by funds affiliated with Bain Capital Private Equity, LP and Thomas H. Lee Partners, L.P. (together, the “Sponsors”). These shares represent in the aggregate approximately 65.7% (whether measured by voting power or economic interest) of the equity of the Company.

Subject to certain limitations set forth in the Third Amended and Restated Certificate of Incorporation of the Company, each share of Class B common stock and each share of Class C common stock is convertible, at the election of the holder thereof, into one share of Class A common stock at any time. Each holder of shares of Class B common stock is entitled to approximately 107.14 votes per share, which is the number of votes per share equal to the number obtained by dividing (a) the sum of the total number of shares of Class B common stock outstanding as of the Record Date and the number of shares of Class C common stock outstanding as of the Record Date by (b) the number of shares of Class B common stock outstanding as of the Record Date. Except as otherwise required by law, the holders of outstanding shares of Class C common stock are not entitled to any votes upon any proposals presented to shareholders of the Company. Each share of common stock is currently entitled to share on a pro rata basis in any distributions by the Company.

Name and Address of Beneficial Owner(a)	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock		Number of Shares of Class C Common Stock		Percentage of Outstanding Common Stock on an As-Converted Basis(b)
Holders of More than 5%:
Bain Capital Investors, LLC and related investment funds	—	555,556	(c)	58,967,502	(d)	65.7%
Thomas H. Lee Partners, L.P. and related investment entities	—	555,556	(e)	58,967,502	(f)	65.7%
Highfields Capital Management LP and managed investment funds(g)	9,950,510	—		—		11.0%
Abrams Capital Management, L.P. and affiliates(h)	6,811,407	—		—		7.5%
Named Executive Officers, Executive Officers and Directors:
David C. Abrams(h)	6,811,407	—		—		7.5%
Irving L. Azoff	—	—		—		—
Jonathan Belitsos(i)	—	—		—		—
Frederic F. Brace	—	—		—		—

Name and Address of Beneficial Owner(a)	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock	Number of Shares of Class C Common Stock	Percentage of Outstanding Common Stock on an As-Converted Basis(b)
Richard J. Bressler(j)	900,234	—	—	1.0%
James C. Carlisle(k)	—	—	—	—
John P. Connaughton(i)	—	—	—	—
Charles H. Cremens	—	—	—	—
C. William Eccleshare(l)	—	—	—	—
Matthew J. Freeman(i)	—	—	—	—
Laura A. Grattan(k)	—	—	—	—
Blair E. Hendrix(i)	—	—	—	—
Jonathon S. Jacobson(g)	9,950,510	—	—	11.0%
Steven J. Macri(m)	185,210	—	—	*
Robert W. Pittman(n)	1,864,198	—	—	2.1%
Scott M. Sperling(o)	—	—	—	—
Scott R. Wells(p)	—	—	—	—
All directors and executive officers as a group (17 individuals)(q)	19,902,695	—	—	22.0%

*	Means less than 1%.
(a)	Unless otherwise indicated, the address for all beneficial owners is c/o iHeartMedia, Inc., 200 E. Basse Road, Suite 100, San Antonio, Texas 78209.
(b)	Percentage of ownership calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act.
(c)	Represents the 555,556 shares of Class B common stock of iHeartMedia owned by CC IV, which represents 100% of the outstanding shares of our Class B common stock. Bain Capital Investors, LLC (“BCI”) is the general partner of Bain Capital Partners (CC) IX, L.P. (“BCP IX”), which is the general partner of Bain Capital (CC) IX, L.P. (“Bain Fund IX”), which holds 50% of the limited liability company interests in CC IV. BCI disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. The business address of CC IV is c/o Bain Capital Private Equity, L.P., 200 Clarendon Street, Boston, Massachusetts 02116 and c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.
(d)	Represents the 58,967,502 shares of Class C common stock of iHeartMedia owned by CC V, which represents 100% of the outstanding shares of our Class C common stock. BCI is the sole member of Bain Capital CC Partners, LLC (“Bain CC Partners”), which is the general partner of Bain Capital CC Investors, L.P. (“Bain CC Investors”), which holds 50% of the limited partnership interests in CC V. Bain CC Investors expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself for purposes of Section 13(d)(3) and Rule 13d-3 of the Exchange Act. BCI disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. The business address of CC V is c/o Bain Capital Private Equity, L.P., 200 Clarendon Street, Boston, Massachusetts 02116 and c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.
(e)

Represents the 555,556 shares of iHeartMedia’s Class B common stock owned by CC IV, which represents 100% of the outstanding shares of our Class B common stock. Thomas H. Lee Equity Fund VI, L.P. (“THL Fund VI”) holds 50% of the limited liability company interests in CC IV. THL Holdco, LLC (“THL Holdco”) is the managing member of Thomas H. Lee Advisors, LLC, which is the general partner of Thomas H. Lee Partners, L.P., which is the sole member of THL Equity Advisors VI, LLC (“THL Advisors”), which is the general partner of THL Fund VI. Voting and investment determinations with respect to the securities held by THL Fund VI are made by the private equity management committee of THL Holdco (the “THL Committee”) consisting of Todd M. Abbrecht, Anthony J. DiNovi, Thomas M. Hagerty, Soren L. Oberg, Scott M. Sperling and Kent R. Weldon, and as such each member of the THL Committee may be deemed to share beneficial ownership of the securities held or controlled by

THL Fund VI. Each of THL Holdco and each member of the THL Committee disclaims beneficial ownership of such securities except to the extent of its or his pecuniary interest therein. The business address of CC IV is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110 and c/o Bain Capital Private Equity, L.P., 200 Clarendon Street, Boston, Massachusetts 02116.
(f)	Represents the 58,967,502 shares of iHeartMedia’s Class C common stock owned by CC V, which represents 100% of the outstanding shares of our Class C common stock. THL Fund VI and THL Equity Fund VI Investors (Clear Channel), L.P. collectively hold 50% of the limited partnership interests in CC V. THL Advisors is the general partner of THL Fund VI and THL Equity Fund VI Investors (Clear Channel), L.P. Voting and investment determinations with respect to the securities held by THL Fund VI and THL Equity Fund VI Investors (Clear Channel), L.P. are made by the THL Committee, and as such each member of the THL Committee may be deemed to share beneficial ownership of the securities held or controlled by such entities. Each of THL Holdco and each member of the THL Committee disclaims beneficial ownership of such securities, except to the extent of its or his pecuniary interest therein. The business address of CC V is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110 and c/o Bain Capital Private Equity, L.P., 200 Clarendon Street, Boston, Massachusetts 02116.
(g)	As reported on a Schedule 13G/A filed with respect to iHeartMedia’s Class A common stock on February 14, 2014, Highfields Capital Management is the investment manager to each of Highfields Capital I LP, a Delaware limited partnership (“Highfields I”), Highfields Capital II LP, a Delaware limited partnership (“Highfields II”), and Highfields Capital III L.P., an exempted limited partnership organized under the laws of the Cayman Islands, B.W.I. (“Highfields III”). Highfields GP LLC, a Delaware limited liability company (“Highfields GP”), is the general partner of Highfields Capital Management. Highfields Associates LLC, a Delaware limited liability company (“Highfields Associates”), is the general partner of each of Highfields I, Highfields II and Highfields III. Mr. Jacobson is the managing member of Highfields GP and the senior managing member of Highfields Associates. Each of Highfields Capital Management, Highfields GP, Highfields Associates and Mr. Jacobson has the power to direct the receipt of dividends from or the proceeds from the sale of the shares owned by Highfields I, Highfields II and Highfields III. Each of the above disclaims beneficial ownership of any securities owned beneficially by any other person or persons. Mr. Jacobson has indicated that a portion or all of the securities described in the Schedule 13G/A may be held in margin accounts from time to time. The business address of Mr. Jacobson, Highfields Capital Management, Highfields GP, Highfields Associates, Highfields I and Highfields II is c/o Highfields Capital Management LP, 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116. The business address of Highfields III is c/o International Fund Services, a State Street Company, Suite 3307, Gardenia Court, 45 Market Street, Camana Bay, P.O. Box 896, Grand Cayman KY1-1103, Cayman Islands. As of December 12, 2016, the shares of iHeartMedia’s Class A common stock reported on the Schedule 13G/A represented 32.0% of the outstanding shares of iHeartMedia’s Class A common stock.
(h)	As reported on a Schedule 13D filed with respect to iHeartMedia’s Class A common stock on November 29, 2011. The iHeartMedia shares reported in the Schedule 13D for Abrams Capital Partners II, L.P. (“ACP II”) represent shares beneficially owned by ACP II and other private investment vehicles for which Abrams Capital, LLC (“Abrams Capital”) serves as general partner. Shares reported in the Schedule 13D for Abrams Capital Management, L.P. (“Abrams CM LP”) and Abrams Capital Management, LLC (“Abrams CM LLC”) represent shares beneficially owned by ACP II and other private investment vehicles (including those for which shares are reported for Abrams Capital) for which Abrams CM LP serves as investment manager. Abrams CM LLC is the general partner of Abrams CM LP. The iHeartMedia shares reported in the Schedule 13D for Mr. Abrams represent the above-referenced shares reported for Abrams Capital and Abrams CM LLC. Mr. Abrams is the managing member of Abrams Capital and Abrams CM LLC. The business address of each reporting person is c/o Abrams Capital Management, L.P., 222 Berkley Street, 21st Floor, Boston, Massachusetts 02116. As of December 12, 2016, the shares of iHeartMedia’s Class A common stock reported on the Schedule 13D represented 21.9% of the outstanding shares of iHeartMedia’s Class A common stock.

As reported on a Schedule 13G/A filed with respect to CCOH’s Class A common stock on February 13, 2013, ACP II and affiliates beneficially owned 3,354,390 shares of CCOH’s Class A common stock, which represented, as of December 12, 2016, 7.1% of CCOH’s outstanding Class A common stock and less than 1.0% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock. Shares of CCOH’s Class A common stock reported in the Schedule 13G/A for ACP II represent shares beneficially owned by ACP II. Shares reported in the Schedule 13G/A for Abrams Capital represent shares beneficially owned by ACP II and other private investment funds for which Abrams Capital serves as general partner. Shares reported in the Schedule 13G/A for Abrams CM LP and Abrams CM LLC represent the above-referenced shares beneficially owned by Abrams Capital and shares beneficially owned by another private investment fund for which Abrams CM LP serves as investment manager. Abrams CM LLC is the general partner of Abrams CM LP. Shares reported in the Schedule 13G/A for Mr. Abrams represent the above-referenced shares reported for Abrams Capital and Abrams CM LLC. Mr. Abrams is the managing member of Abrams Capital and Abrams CM LLC. Each disclaims beneficial ownership of the shares reported except to the extent of its or his pecuniary interest therein. The business address of each reporting person is c/o Abrams Capital Management, L.P., 222 Berkley Street, 21st Floor, Boston, Massachusetts 02116.

(i)	Jonathan Belitsos, John P. Connaughton, Matthew J. Freeman and Blair E. Hendrix are managing directors, operating partners or principals of BCI and members of BCI and, by virtue of this and the relationships described in footnotes (c) and (d) above, may be deemed to share voting and dispositive power with respect to all of the shares of iHeartMedia’s Class B common stock held by CC IV and all of the shares of iHeartMedia’s Class C common stock held by CC V. Each of Messrs. Belitsos, Connaughton, Freeman and Hendrix expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself, including, without limitation, CC IV or CC V, for purposes of Section 13(d)(3) and Rule 13d-3 of the Exchange Act, except to the extent of his pecuniary interest therein. The business address of each of Messrs. Belitsos, Connaughton, Freeman and Hendrix is c/o Bain Capital Private Equity, L.P., 200 Clarendon Street, Boston, Massachusetts 02116.
(j)	Includes 760,000 shares of unvested restricted Class A common stock of iHeartMedia and 140,234 shares of Class A common stock of iHeartMedia held by Mr. Bressler. Mr. Bressler’s holdings represented 2.9% of iHeartMedia’s outstanding Class A common stock as of December 12, 2016.

As of December 12, 2016, Mr. Bressler also held 157,276 shares of unvested restricted Class A common stock of CCOH and 70,568 shares of Class A common stock of CCOH, which represented less than 1% of CCOH’s outstanding Class A common stock and less than 1% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

(k)	James C. Carlisle is a managing director of THL and Laura A. Grattan is a director of THL. Each of them disclaims beneficial ownership of the securities listed in footnotes (e) and (f) except to the extent of his or her pecuniary interest therein. Their addresses are c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.
(l)	As of December 12, 2016, Mr. Eccleshare held 224,775 shares of CCOH’s Class A common stock and vested stock options and stock options that will vest within 60 days after December 12, 2016, collectively representing 446,350 shares of CCOH’s Class A common stock. As of December 12, 2016, Mr. Eccleshare’s holdings collectively represented 1.7% of CCOH’s outstanding Class A common stock and less than 1.0% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.
(m)	Includes 160,000 shares of unvested restricted Class A common stock of iHeartMedia and 25,210 shares of Class A common stock of iHeartMedia held by Mr. Macri. Mr. Macri’s holdings represented less than 1% of iHeartMedia’s outstanding Class A common stock as of December 12, 2016.

(n)	As of December 12, 2016, Mr. Pittman held 153,983 shares of iHeartMedia’s Class A common stock, 500,000 unvested restricted shares of iHeartMedia’s Class A common stock and vested stock options to purchase 504,000 shares of iHeartMedia’s Class A common stock, and Pittman CC LLC, a limited liability company controlled by Mr. Pittman, beneficially owned 706,215 shares of iHeartMedia’s Class A common stock. As of December 12, 2016, these holdings collectively represented 6.0% of iHeartMedia’s outstanding Class A common stock.

As of December 12, 2016, Mr. Pittman also held 328,821 shares of unvested restricted Class A common stock of CCOH and 28,115 shares of Class A common stock of CCOH, which represented less than 1% of CCOH’s outstanding Class A common stock and less than 1% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

(o)	Scott M. Sperling is a member of THL Holdco and, by virtue of this and the relationships described in footnotes (e) and (f) above, may be deemed to share voting and dispositive power with respect to all of the shares of iHeartMedia’s Class B common stock held by CC IV and all of the shares of iHeartMedia’s Class C common stock held by CC V. Mr. Sperling expressly disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than himself, including, without limitation, CC IV or CC V, for purposes of Section 13(d)(3) and Rule 13d-3 of the Exchange Act, except to the extent of his pecuniary interest therein. The business address of Mr. Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110.
(p)	As of December 12, 2016, Mr. Wells held 5,000 shares of Class A common stock of CCOH, 128,066 shares of unvested restricted Class A common stock of CCOH and vested stock options to purchase 42,325 shares of CCOH’s Class A common stock. As of December 12, 2016, these holdings represented less than 1% of CCOH’s outstanding Class A common stock and less than 1% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.
(q)	Includes: (1) 6,811,407 shares of iHeartMedia’s Class A common stock beneficially owned by Abrams CM LP and affiliates (Mr. Abrams is one of our directors and the managing member of Abrams Capital and Abrams CM LLC); (2) 9,950,510 shares of iHeartMedia’s Class A common stock beneficially owned by Highfields Capital Management and managed investment funds (Mr. Jacobson is one of our directors and the managing member of Highfields GP and the senior managing member of Highfields Associates); (3) vested stock options representing 504,000 shares of iHeartMedia’s Class A common stock held by our directors and executive officers as a group; (4) 1,489,500 shares of unvested restricted Class A common stock of iHeartMedia held by such persons; (5) 441,063 shares of iHeartMedia’s Class A common stock held by such persons; and (6) 706,215 shares of iHeartMedia’s Class A common stock held by Pittman CC LLC. As of December 12, 2016, the holdings of our directors and executive officers collectively represented 64.0% of iHeartMedia’s outstanding Class A common stock.

As of December 12, 2016, all of iHeartMedia’s directors and executive officers as a group also were the beneficial owners of CCOH’s Class A common stock as follows: (1) 579,126 shares of CCOH’s Class A common stock held by such persons; (2) vested stock options and stock options and restricted stock units that will vest within 60 days after December 12, 2016 collectively representing 488,675 shares of CCOH’s Class A common stock; (3) 614,163 shares of unvested restricted Class A common stock of CCOH held by such persons; and (4) 3,354,390 shares of CCOH’s Class A common stock beneficially owned by Abrams CM LP and affiliates. As of December 12, 2016, these holdings collectively represented 10.9% of CCOH’s outstanding Class A common stock and 1.4% of CCOH’s outstanding Class A common stock assuming all shares of CCOH’s Class B common stock are converted to shares of CCOH’s Class A common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information statement contains “forward-looking statements.” These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements and in the risk factors in Item 1.A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information (File No. 000-53354) with the SEC pursuant to the Exchange Act. For further information regarding us, please see our filings with the SEC, including our annual, quarterly, and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC’s website at www.sec.gov.

We maintain a website at www.iheartmedia.com. The information on our website or on any other website is not, and you must not consider such information to be, a part of this Information Statement. You should rely only on the information contained in this Information Statement and in the documents incorporated by reference.

By Order of the Board of Directors

Robert H. Walls, Jr.

Executive Vice President, General Counsel and Secretary

December [●], 2016

Annex A

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IHEARTMEDIA, INC.

The undersigned, Richard J. Bressler, certifies that he is the President, Chief Operating Officer and Chief Financial Officer of iHeartMedia, Inc., a corporation organized and existing under the laws of Delaware, and does hereby further certify as follows:

(A) The name of the Corporation is “iHeartMedia, Inc.” (the “Corporation”). The name under which the Corporation was originally incorporated was BT Triple Crown Capital Holdings III, Inc. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 11, 2007 and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 17, 2007. The Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 29, 2007. The Second Amended and Restated Certificate of Incorporation was amended to amend the name of the Corporation to “CC Media Holdings, Inc.” by the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware on July 30, 2007. The Third Amended and Restated Certificate of Incorporation was filed with the Secretary of the State of Delaware on March 25, 2008. The Third Amended and Restated Certificate of Incorporation was amended to amend the name of the Corporation to “iHeartMedia, Inc.” by the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware on September 16, 2014.

(B) This Fourth Amended and Restated Certificate of Incorporation amends and restates the Third Amended and Restated Certificate of the Incorporation of the Corporation, as amended.

(C) This Fourth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).

(D) This Fourth Amended and Restated Certificate of Incorporation will be effective upon its filing with the Secretary of State of the State of Delaware.

(E) Pursuant to Sections 228, 242 and 245 of the DGCL, the text of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

ARTICLE I.

Section 1.01 Name. The name of this corporation is iHeartMedia, Inc.

ARTICLE II.

Section 2.01 Registered Office. The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street–Corporation Trust Center, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III.

Section 3.01 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV.

Section 4.01 Capitalization. The total number of shares of capital stock that the Corporation shall have authority to issue is one billion (1,000,000,000) shares of Common Stock, par value $0.001 per share, of which (i) four hundred million (400,000,000) shares shall be designated as Class A Common Stock, (ii) one hundred fifty million (150,000,000) shares shall be designated as Class B Common Stock, (iii) one hundred million (100,000,000) shares shall be designated as Class C Common Stock, (iv) two hundred million (200,000,000) shares shall be designated as Class D Common Stock and (v) one hundred fifty million (150,000,000) shares shall be designated as shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).

Section 4.02 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The board of directors of the Corporation (the “Board of Directors”) is hereby authorized by resolution or resolutions to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the voting powers, if any, designations, preferences and the relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of any such series, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(1) the designation of the series, which may be by distinguishing number, letter or title;

(2) the number of shares of the series, which number the Board of Directors may thereafter increase or decrease (but not below the number of shares thereof then outstanding);

(3) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

(4) dates at which dividends, if any, shall be payable;

(5) the redemption rights and price or prices, if any, for shares of the series;

(6) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(7) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(8) whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

(9) restrictions on the issuance of shares of the same series or of any other class or series; and

(10) the voting rights, if any, of the holders of shares of the series.

Section 4.03 Common Stock. Except as provided in this Section 4.03 or as otherwise required by the DGCL, all shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall have the same powers, privileges, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, and shall be identical to each other in all respects.

(a) Voting Rights and Powers. Except as otherwise provided in this Fourth Amended and Restated Certificate of Incorporation or required by law, and subject to any voting rights that may be granted to holders of Preferred Stock pursuant to the provisions of a Certificate of Designations, with respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of Class A Common Stock and Class B Common Stock shall vote together with the holders of any other outstanding shares of capital stock of the Corporation entitled to vote, without regard to class. Every holder of outstanding shares of Class A Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Class A Common Stock standing in his name. Every holder of outstanding shares of Class B Common Stock shall be entitled to cast thereon, in person or by proxy, for each share of Class B Common Stock, a number of votes equal to the number obtained by dividing (x) the sum of total number of shares of Class B Common Stock outstanding as of the record date for such vote and the number of Class C Common Stock outstanding as of the record date for such vote by (y) the number of shares of Class B Common Stock outstanding as of the record date for such vote. The affirmative vote of the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock, on a combined basis, as of any time in accordance with this Section 4.03(a), is referred to herein as the “Majority Common Stock Approval”. Except as otherwise required by law, the holders of outstanding shares of Class C Common Stock and Class D Common Stock shall not be entitled to any votes upon any questions presented to stockholders of the Corporation, including, but not limited to, whether to increase or decrease the number of authorized shares of Class C Common Stock or Class D Common Stock.

(b) Dividends. Except as otherwise required by the DGCL and subject to the provisions of any Certificate of Designations, the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock shall be entitled to receive ratably such dividends, other than Share Distributions (as hereinafter defined), as may from time to time be declared by the Board of Directors out of funds legally available therefor. The Board of Directors may, at its discretion, declare a dividend of any securities of the Corporation or of any other corporation, limited liability company, partnership, joint venture, trust or other legal entity (a “Share Distribution”) to the holders of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock (i) on the basis of a ratable distribution of identical securities to holders of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock or (ii) on the basis of a distribution of one class or series of securities to holders of shares of Class A Common Stock and one or more different classes or series of securities to holders of Class B Common Stock, Class C Common Stock and Class D Common Stock, as applicable, provided that the securities so distributed (and, if the distribution consists of convertible or exchangeable securities, the securities into which such convertible or exchangeable securities are convertible or for which they are exchangeable) do not differ in any respect other than (x) differences in conversion rights consistent in all material respects with differences in conversion rights between Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock and (y) differences in their voting rights and powers so long as immediately following any Share Distribution, the ratio of the total number of votes exercisable in the aggregate by the holders of the Class B Common Stock and the Class C Common Stock (whether attributable to the shares of Class B Common Stock or Class C Common Stock or the securities so distributed (and, if the distribution consists of convertible or exchangeable securities, the securities into which such convertible or exchangeable securities are convertible or for which they are exchangeable)) to the total number of votes exercisable by the holders of the Class A Common Stock (whether attributable to the shares of Class A Common Stock or the securities so distributed (and, if the distribution consists of convertible or exchangeable securities, the securities into which such convertible or exchangeable securities are convertible or for which they are exchangeable)), does not exceed the ratio existing immediately prior to such Share Distribution; provided, that the Board of Directors may, at its election, exclude holders of Class D Common Stock from a Share Distribution of securities of another entity (and not make any adjustments to outstanding warrants or options to acquire Class D Common Stock as a result of such Share Distribution) if the Board of Directors determines that securities of such other entity that would be distributed to holders of Class D Common Stock or holders of warrants or options to acquire Class D Common Stock in such Share Distribution were previously issued in connection with the initial issuance of Class D Common Stock or the initial issuance of warrants or options to acquire Class D Common Stock.

(c) Distribution of Assets Upon Liquidation. In the event the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after payment in full of the amounts required to be paid to the holders of Preferred Stock pursuant to the provisions of a Certificate of Designations, the remaining net assets of the Corporation shall be divided ratably among the holders of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock.

(d) Split, Subdivision or Combination. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock, whether by reclassification, Share Distribution or otherwise, the outstanding shares of the other classes of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the other class of Common Stock have been split, subdivided or combined, whether by reclassification, Share Distribution or otherwise.

(e) Conversion. Subject to the limitations set forth in Section 10.03, each record holder of shares of Class B Common Stock or Class C Common Stock may convert any or all of such shares into an equal number of shares of Class A Common Stock by delivering written notice to the Corporation’s transfer agent stating that such record holder desires to convert such shares into the same number of shares of Class A Common Stock and requesting that the Corporation issue all of such Class A Common Stock to the persons named therein, setting forth the number of shares of Class A Common Stock to be issued to each such person (and, in the case of a request for registration in a name other than that of such record holder, providing proper evidence of succession, assignation or authority to transfer), accompanied by payment of documentary, stamp or similar issue or transfer taxes, if any. Shares of Class D Common Stock are not convertible into any other class or series of stock.

(f) Certain Voting Rights. In addition to any other approval required by law or by this Fourth Amended and Restated Certificate of Incorporation, any consolidation of the Corporation with another corporation or entity, any merger of the Corporation into another corporation or entity or any merger of any other corporation or entity into the Corporation pursuant to which shares of Common Stock are converted into or exchanged for any securities or any other consideration shall require Majority Common Stock Approval.

Section 4.04 Change in Number of Shares Authorized. Except as otherwise provided in the provisions establishing a class of Common Stock, the number of authorized shares of any class or series of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

ARTICLE V.

Section 5.01 Power of the Board of Directors. The property and business of the Corporation shall be controlled and managed by or under the direction of its Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

(a) To adopt, amend, alter and repeal the by-laws of the Corporation without the assent or vote of the stockholders, in any manner not inconsistent with the laws of the State of Delaware or this Fourth Amended and Restated Certificate of Incorporation; provided that no by-laws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such by-laws had not been adopted;

(b) To determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the property, business and affairs of the Corporation, including, without limitation, the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, Board meetings, as well as the manner of taking Board action; and

(c) To exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of Delaware, this Fourth Amended and Restated Certificate of Incorporation, and the by-laws of the Corporation.

Section 5.02 Election of Directors. The directors of the Corporation shall be composed and elected as follows:

(a) The size of the Board of Directors shall be as determined in accordance with the Corporation’s by-laws, as in effect from time to time, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, except that, for so long as any shares of Class A Common Stock are outstanding, the holders of Class A Common Stock will be entitled to elect at least two (2) independent directors as provided in clause (b) of this Section 5.02;

(b) For so long as any shares of Class A Common Stock are outstanding, the holders of Class A Common Stock, voting as a separate class, will have the right to elect at least two (2) independent directors; and

(c) Other than directors who may be elected by the holders of any series of Preferred Stock under specified circumstances, the holders of Class A Common Stock and Class B Common Stock, voting together as a single class (with each share entitled to the number of votes specified in Section 4.03(a)) will have to power to elect all other directors of the Corporation in accordance with the provisions of the Corporation’s by-laws and applicable law, each as in effect from time to time.

The election of directors need not be by written ballot unless the by-laws shall so require.

Section 5.03 Liability of Directors. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined. No amendment or repeal of this Section 5.03 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Section 5.04 Removal of Directors. Except as otherwise provided by a Certificate of Designations, any or all directors of the Corporation may be removed at any time either with or without cause by the affirmative vote of holders of at least a majority of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting as a single class; except that any independent director elected pursuant to the provisions of Section 5.02(b) may not be so removed, other than for cause, without the affirmative vote of holders of a majority of the then outstanding Class A Common Stock. Any vacancies created as a result of the removal of any independent director elected pursuant to the provisions of Section 5.02(b) may only be filled by the holders of Class A Common Stock, voting as a separate class in accordance with Section 5.02(b) at a special meeting of the stockholders of the Corporation and the Corporation shall use reasonable efforts to call such meeting.

ARTICLE VI.

Section 6.01 Indemnification. The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Section 6.01 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Section 6.01 shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, or representative against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the DGCL.

ARTICLE VII.

Section 7.01 Reservation of Right to Amend. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Fourth Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Fourth Amended and Restated Certificate of Incorporation and all rights and powers conferred in this Fourth Amended and Restated Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power. Notwithstanding the foregoing, the Corporation shall not amend this Fourth Amended and Restated Certificate of Incorporation in a manner that would alter or change the powers, preferences or special rights of the Class A Common Stock in a manner that would not so affect all classes of Common Stock without the consent of holders of a majority of the then-outstanding shares of Class A Common Stock.

Section 7.02 Construction. Each reference in this Fourth Amended and Restated Certificate of Incorporation to “the Fourth Amended and Restated Certificate of Incorporation,” “hereunder,” “hereof,” or words of like import and each reference to the Fourth Amended and Restated Certificate of Incorporation set forth in any amendment to the Fourth Amended and Restated Certificate of Incorporation shall mean and be a reference to the Fourth Amended and Restated Certificate of Incorporation, as supplemented and amended through such amendment to the Fourth Amended and Restated Certificate of Incorporation.

ARTICLE VIII.

Section 8.01 Records. The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the by-laws of the Corporation.

ARTICLE IX.

Section 9.01 Renunciation of Business Opportunities Doctrine. To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this Section 9.01 shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 9.01. As used herein, “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust association or any other entity.

ARTICLE X.

Section 10.01 Restrictions on Stock Ownership or Transfer. As contemplated by this Article X, the Corporation may restrict the ownership, or proposed ownership, of shares of capital stock of the Corporation by any Person if such ownership or proposed ownership (a) is or could be inconsistent with, or in violation of, any provision of the Federal Communications Laws (as hereinafter defined) as applicable to such Person or the Corporation, (b) limits or impairs or could limit or impair any business activities or proposed business activities of the Corporation under the Federal Communications Laws or (c) subjects or could subject the Corporation to any regulation under the Federal Communications Laws to which the Corporation would not be subject but for such ownership or proposed ownership (clauses (a), (b) and (c) collectively, “FCC Regulatory Limitations”). For purposes of this Article X, the term “Federal Communications Laws” shall mean any law of the United States now or hereafter in effect (and any regulation thereunder), including, without limitation, the Communications Act of 1934, as amended (the “Communications Act”), and regulations thereunder, pertaining to the ownership and/or operation or regulating the business activities of (x) any television or radio station, cable television system or other medium of mass communications or (y) any provider of programming content to any such medium.

Section 10.02 Requests for Information. If the Corporation believes that the ownership or proposed ownership of shares of capital stock of the Corporation by any Person may result in an FCC Regulatory Limitation, such Person shall furnish promptly to the Corporation such information (including, without limitation, information with respect to citizenship, other ownership interests and affiliations) as the Corporation shall request.

Section 10.03 Denial of Rights, Refusal to Transfer. If (a) any Person from whom information is requested pursuant to Section 10.02 should not provide all the information requested by the Corporation, or (b) the Corporation shall conclude that a stockholder’s ownership or proposed ownership of, or that a stockholder’s exercise of any rights of ownership with respect to, shares of capital stock of the Corporation results or could result in an FCC Regulatory Limitation, then, in the case of either clause (a) or clause (b), the Corporation may (i) refuse to permit the transfer of shares of capital stock of the Corporation to such proposed stockholder, (ii) suspend those rights of stock ownership the exercise of which causes or could cause such FCC Regulatory Limitation, (iii) require the conversion of any or all shares of Class A Common Stock or Class B Common Stock held by such stockholder into an equal number of shares of Class C Common Stock, (iv) refuse to permit the conversion of shares of Class B Common Stock or Class C Common Stock into Class A Common Stock, (v) redeem such shares of capital stock of the Corporation held by such stockholder in accordance with the terms and conditions set forth in this Section 10.03, and/or (vi) exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such stockholder or proposed transferee, with a view towards obtaining such information or preventing or curing any situation which causes or could cause an FCC Regulatory Limitation. Any such refusal of transfer, suspension of rights or refusal to convert pursuant to clauses (i), (ii) and (iv), respectively, of the immediately preceding sentence shall remain in effect until the requested information has been received and the Corporation has determined that such transfer, or the exercise of such suspended rights, as the case may be, will not result in an FCC Regulatory Limitation. The terms and conditions of redemption pursuant to clause (v) of this Section 10.03 shall be as follows:

(i) the redemption price of any shares to be redeemed pursuant to this Section 10.03 shall be equal to the Fair Market Value (as hereinafter defined) of such shares;

(ii) the redemption price of such shares may be paid in cash, Redemption Securities (as hereinafter defined) or any combination thereof;

(iii) if less than all such shares are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

(iv) at least 15 days’ written notice of the Redemption Date (as hereinafter defined) shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder); provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

(v) from and after the Redemption Date, any and all rights of whatever nature in respect of the shares selected for redemption (including, without limitation, any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and the holders of such shares shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

(vi) such other terms and conditions as the Board of Directors shall determine.

Section 10.04 Legends. The Corporation shall instruct the Corporation’s transfer agent that the shares of capital stock of the Corporation are subject to the restrictions set forth in this Article X and such restrictions shall be noted conspicuously on the certificate or certificates representing such capital stock or, in the case of uncertificated securities, contained in the notice or notices sent as required by applicable law.

Section 10.05 Certain Construction. For purposes of this Article X, the word “regulation” shall include not only regulations but rules, published policies and published controlling interpretations by an administrative agency or body empowered to administer a statutory provision of the Federal Communications Laws.

ARTICLE XI.

Section 11.01 Certain Definitions. As used herein, certain capitalized terms shall have the definitions set forth below.

(A) “Certificate of Designations” shall mean the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock and the Certificate of Designations filed by the Corporation with respect thereto.

(B) “Fair Market Value” shall mean, with respect to a share of the Corporation’s capital stock of any class or series, the volume weighted average sales price for such a share on the New York Stock Exchange or, if such stock is not listed on such exchange, on the principal U.S. registered securities exchange on which such stock is listed, during the 30 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to Section 10.03; provided, however, that if shares of stock of such class or series are not listed or traded on any securities exchange, “Fair Market Value” shall be determined by the Board of Directors in good faith; and provided, further, that “Fair Market Value” as to any stockholder who purchased his stock within 120 days of a Redemption Date need not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by him.

(C) “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of November 16, 2006, by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC and Clear Channel Communications, Inc., as amended.

(D) “Redemption Date” shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to Section 10.03.

(E) “Redemption Securities” shall mean any debt or equity securities of the Corporation, any subsidiary of the Corporation or any other corporation or other entity, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to Section 10.03, at least equal to the Fair Market Value of the shares to be redeemed pursuant to Section 10.03 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

ARTICLE XII.

Section 12.01 Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware

ARTICLE XIII.

Section 13.01 Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that if at any time the holders of shares of Class B Common Stock or Class C Common Stock that held such shares as of the Closing Date (as defined in the Merger Agreement) no longer are the beneficial owners, in the aggregate, of at least a majority of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, then any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may no longer be effected by any consent in writing; provided, further, that for so long as any shares of Class A Common Stock are outstanding, any action that is taken without a meeting by a written consent or consents of the requisite stockholders of the Corporation shall become effective on the tenth business day after public announcement by the Corporation of the adoption of the consent. The Corporation’s by-laws may establish procedures regulating the submission by stockholders of nominations and proposals for consideration at meetings of stockholders of the Corporation.

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THE UNDERSIGNED, hereby certifies that the facts stated above are true as of this      day of                     ,     .

Name:	Richard J. Bressler
Title:	President, Chief Operating Officer and Chief Financial Officer